As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272909

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 6, 2023)

8,394,737 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,780,263 Shares of Common Stock

We are offering 8,394,737 shares of our common stock and, in lieu of common stock to investors that so choose, pre-funded warrants to purchase up to 1,780,263 shares of our common stock in this offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.001, which will be the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable for one share of common stock. The pre-funded warrants do not expire, and each pre-funded warrant will be exercisable at any time after the date of issuance. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ELVN.” The last reported sale price of our common stock on the Nasdaq Global Select Market on June 12, 2025 was $19.66 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves risks. Please read “Risk Factors” beginning on page S-13 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public Offering Price	$19.66	$19.659	$200,038,719.74
Underwriting Discounts and Commissions(1)	$1.1796	$1.1796	$12,002,430.00
Proceeds to Enliven Therapeutics, Inc., before expenses	$18.4804	$18.4794	$188,036,289.74

(1)	See “Underwriting” beginning on page S-28 for additional information regarding underwriter compensation.

Delivery of the shares of common stock and pre-funded warrants is expected to be made on or about June 16, 2025.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,526,250 shares of our common stock at the public offering price less underwriting discounts and commissions.

Joint Book-Running Managers

Jefferies	Goldman Sachs & Co. LLC	TD Cowen	Mizuho

Lead Manager

LifeSci Capital

Prospectus Supplement dated June 13, 2025

Prospectus Supplement

Prospectus

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you from those documents which we may file with the SEC from time to time. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. This prospectus supplement describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations, and prospects may have changed since the earlier dates.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants, and other advisers for legal, tax, business, financial, and related advice regarding the purchase of the common stock and pre-funded warrants offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under the shelf registration process, we may offer from time to time various securities, of which this offering of shares of our common stock and pre-funded warrants is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference and the exhibits filed with the SEC that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock and pre-funded warrants. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and pre-funded warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, and covenants were accurate only as of the date when made; therefore, such representations, warranties, and covenants should not be relied on as accurate representations of the current state of our affairs.

Unless the context otherwise indicates, references in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein to “Enliven Therapeutics, Inc.,” “Enliven,” “we,” “our” and “us” refer, collectively, to Enliven Therapeutics, Inc., a Delaware corporation, and its wholly owned subsidiaries. When we refer to “you,” we mean the potential holders of our common stock and pre-funded warrants.

MARKET, INDUSTRY, AND OTHER DATA

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein, contains estimates, projections, and other information concerning our industry, our business, and the markets for certain drugs, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial position, business strategy, development plans, planned preclinical studies and clinical trials, future results of preclinical studies and clinical trials, expected research and development costs, regulatory strategy, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•

the timing, progress and results of clinical trials for ELVN-001 from our breakpoint cluster region - Abelson (“BCR-ABL”) program and other product candidates we have and may in the future develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, expected milestones for ELVN-001, including the potential timing for a start of a pivotal trial for ELVN-001, the period during which the results of the studies or trials will become available, and research and development programs;

•	our expectations regarding the exploration of strategic alternatives for ELVN-002;

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the timing, scope and likelihood of regulatory filings and approvals, including timing of investigational new drug applications and final U.S. Food and Drug Administration (“FDA”) approval of ELVN-001 from our BCR-ABL program and any other future product candidates;

•	the timing, scope or likelihood of foreign regulatory filings and approvals;

•	our ability to develop and advance current product candidates and programs into, and successfully complete, clinical trials;

•

our manufacturing, commercialization, and marketing capabilities and strategy, including transitioning the manufacturing of our product candidates to additional countries, including countries in Europe;

•	plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;

•	the need to hire additional personnel and our ability to attract and retain such personnel;

•	the size of the market opportunity for our product candidates, including estimates of the number of patients who suffer from the diseases we are targeting;

•	expectations regarding the approval and use of our product candidates in combination with other drugs;

•	our ability to secure drug product for combination studies;

•	expectations regarding potential for accelerated approval or other expedited regulatory designation;

•	our competitive position and the success of competing therapies that are or may become available;

•	estimates of the number of patients that we will enroll in our clinical trials;

•	the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of our product candidates;

•	our ability to obtain and maintain regulatory approval of our product candidates and our expectations regarding particular lines of therapy;

•	plans relating to the further development of our product candidates, including additional indications we may pursue;

•	existing regulations and regulatory developments in the United States, Europe and other jurisdictions;

•	expectations regarding the impact of public health emergencies, health epidemics (including COVID-19) or other outbreaks on our business;

•	our expectations regarding the impact of instability in the banking and financial services sector and other macroeconomic trends;

•	our expectations regarding the changes in government administration policy positions as a result of the current presidential administration;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering ELVN-001 from our BCR-ABL program and ELVN-002 from our human epidermal growth factor receptor 2 program, and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for clinical trials;

•	our relationships with patient advocacy groups, key opinion leaders, regulators, the research community and payors;

•

our ability to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

•	the pricing and reimbursement of ELVN-001 from our BCR-ABL program and other product candidates we may develop, if approved;

•	the rate and degree of market acceptance and clinical utility of ELVN-001 from our BCR-ABL program and other product candidates we may develop;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	the period over which we estimate our existing cash, cash equivalents and marketable securities will be sufficient to fund our planned operating expenses and capital expenditure requirements;

•	our ability to utilize our net operating loss carryforwards and tax credit carryforwards;

•	the impact of laws and regulations;

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expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a smaller reporting company under the Exchange Act;

•	the potential liquidity and trading of the Company’s public securities;

•	our anticipated use of our existing cash, cash equivalents and marketable securities; and

•	our expectations related to the use of proceeds from this offering.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements as a result of various factors, including risks and uncertainties described in our current and future filings with the SEC. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. Therefore, you should read the entire prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, before making an investment decision, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-13 of this prospectus supplement, the “Risk Factors” section of our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus and in our filings with the SEC.

Company Overview

We are a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics to help people not only live longer, but live better. We aim to address existing and emerging unmet needs with a precision oncology approach that improves survival and enhances overall well-being. Our discovery process combines deep insights in clinically validated biological targets and differentiated chemistry with the goal of designing therapies for unmet needs. By combining clinically validated targets and specific target product profiles with disciplined clinical trial design and regulatory strategy, we aim to develop drugs with an increased probability of clinical and commercial success. Clinically validated targets refers to biological targets that have demonstrated statistical significance on efficacy endpoints in published third-party clinical trials. We have assembled a team of seasoned drug hunters with significant expertise in discovery and development of small molecule therapeutics. Our team includes leading chemists who have been the primary or co-inventors of over 20 product candidates that have been advanced to clinical trials, including four FDA-approved products at their prior companies: Koselugo (selumetinib), Mektovi (binimetinib), Tukysa (tucatinib), and Retevmo (selpercatinib). We are currently advancing ELVN-001, as well as pursuing several additional research stage opportunities that align with our development approach. To prioritize the advancement of ELVN-001 and its upcoming pivotal trial, we plan to explore strategic alternatives for the ELVN-002 program, and we do not intend to pursue its development beyond 2025.

ELVN-001 is a potent, highly selective, small molecule kinase inhibitor designed to specifically target the BCR-ABL gene fusion, the oncogenic driver for patients with chronic myeloid leukemia (“CML”). Although the approval of BCR-ABL tyrosine kinase inhibitors (“TKIs”) has significantly improved the life expectancy of patients with CML, tolerability, safety, resistance and patient convenience concerns have become more prominent as patients can now expect to live on therapy for decades. Achieving this survival benefit requires continuous daily therapy, and all available active-site TKIs have off-target activity resulting in treatment-related adverse events and drug discontinuation due to intolerance or resistance. These issues can result in the loss of molecular response and disease progression for many patients and drive approximately 25% of patients to switch therapy within the first year of therapy and approximately 40% to switch in the first 5 years of therapy. These factors, prolonged treatment course, off-target toxicities, and acquired resistance, explain why the global market for CML supports multiple blockbuster products and why there remains significant unmet need for an effective and more tolerable treatment.

As a selective active site inhibitor, ELVN-001’s mechanism of action potentially represents a complementary option to allosteric BCR-ABL inhibitors (e.g., Scemblix), which may play an increasingly important role in the standard of care for CML. Specifically, ELVN-001 was designed to have activity against mutations known to confer resistance to Scemblix. In the clinical data reported in 2024, ELVN-001 demonstrated activity in patients with CML who had previously received asciminib, including in a patient whose CML had developed an emergent mutation to asciminib. ELVN-001 was also designed to be a more attractive option for patients with comorbidities, on concomitant medications or desiring more freedom from stringent administration requirements. ELVN-001 is currently being evaluated in a Phase 1 clinical trial in adults with CML.

We believe that our development approach, which is rooted in validated biology and differentiated chemistry, represents a unique opportunity for us to design and develop medicines with an improved therapeutic profile for patients. To capitalize on this opportunity, we continue to support and advance our research pipeline in areas where we believe we can solve complex medicinal chemistry problems in a target- and indication-agnostic approach.

Recent Developments

On June 13, 2025, we announced updated positive data from the Phase 1 ENABLE clinical trial evaluating ELVN-001 in patients with CML.

ELVN-001 Data Highlights

Patient Demographics

•	As of the cutoff date of April 28, 2025, 90 patients have been enrolled in the ongoing Phase 1 trial across dose levels ranging from 10 mg once a day to 80 mg twice a day.

•	The vast majority of patients (80%) remain on study with a median treatment duration of ~29 weeks. 12.2% of patients discontinued due to lack of efficacy.

•	Patients enrolled were heavily pretreated:

•	67% of patients received three or more unique prior TKIs, including 58% of patients who received prior asciminib and 43% of patients who received prior ponatinib.

•	72% of patients had discontinued their prior TKI due to lack of efficacy.

Encouraging ELVN-001 Efficacy Data by 24 Weeks

•	Of the enrolled patients, 53 with typical BCR::ABL1 transcripts and without T315I mutations were evaluable for major molecular response (“MMR”) by 24 weeks.

•	25 of 53 (47%) evaluable patients were in MMR by 24 weeks, with 13 of 41 (32%) achieving and 12 of 12 (100%) maintaining MMR.

•	Of those resistant to their last TKI, 14 of 34 (41%) were in MMR by 24 weeks.

•	Of those previously treated with asciminib or ponatinib, 12 of 34 (35%) were in MMR by 24 weeks.

•	All patients who achieved or maintained MMR were still in MMR at the time of data cutoff.

•	These data continued to compare favorably to precedent Phase 1 MMRs for approved BCR::ABL1 TKIs, particularly given the more heavily pretreated patient population in the ELVN-001 clinical trial.

•

Specifically, the achieved MMR rate by 24 weeks of 32% compares favorably with historical data from less heavily pretreated patients receiving asciminib, which showed achieved MMR rates of 24% in the Phase 1 trial and 25% in the ASCEMBL Phase 3 trial.

ELVN-001’s Safety Profile Consistent with High Selectivity for ABL1

•	ELVN-001 remains well-tolerated across all evaluated doses.

•	Only 3.4% (3 of 87) of patients had dose reductions due to treatment-emergent adverse events (“TEAEs”) and 4.6% (4 of 87) of patients discontinued due to TEAEs.

•	The majority of TEAEs were low frequency and low grade, and the hematologic TEAE profile was similar to or better than the approved TKIs.

•

Only 2.3% (2 of 87) of patients experienced ≥ Grade 3 non-hematologic treatment-related AEs. 6.9% (6 of 87) of patients experienced ≥ Grade 3 Thrombocytopenia and 5.7% (5 of 87) of patients experienced ≥ Grade 3 Neutropenia.

•	No evidence to date of enhanced cardiovascular toxicity and no treatment-related arterial occlusive events.

•	The maximum tolerated dose was not reached, and no exposure-toxicity relationship was observed.

ELVN-001 Pharmacokinetic (“PK”) Profile

•	The PK profile supports once-daily dosing with flexible administration requirements, including the ability to take with or without food.

•	There is low potential for drug-drug interactions, an important advantage given that the average CML patient takes approximately five concurrent medications.

We expect to initiate our first head-to-head Phase 3 pivotal trial in 2026.

Corporate Information

Enliven Inc. (formerly, Enliven Therapeutics, Inc.) (“Former Enliven”) was incorporated in the State of Delaware in June 2019. On February 23, 2023, we completed our business combination with Former Enliven in accordance with the terms of the Agreement and Plan of Merger, dated October 13, 2022, by and among us, Former Enliven, and Iguana Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Former Enliven, with Former Enliven continuing as a wholly owned subsidiary of us and the surviving corporation of the merger (the “Merger”). In connection with the closing of the Merger, we effected a 1-for-4 reverse stock split and changed our name to Enliven Therapeutics, Inc. Following the completion of the Merger, the business conducted by Former Enliven became the primary business conducted by us.

Our principal executive offices are located at 6200 Lookout Road, Boulder, Colorado 80301. Our telephone number is 720-647-8519. Our website address is www.enliventherapeutics.com. Information contained on, or that can be accessed through, our website or any website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement unless expressly noted. You should not rely on any such information in deciding whether to purchase our securities.

We may announce material information to the public through filings with the SEC, our website (www.enliventherapeutics.com), press releases, public conference calls, and public webcasts. We use these channels, as well as social media, to communicate with the public about us, our product candidates and other matters. We also make available on or through our website certain reports and amendments to those reports that we file with or furnish to the SEC in accordance with the Exchange Act. These include our Annual Reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The SEC also maintains a website that contains our SEC filings. The address for the SEC website is www.sec.gov.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering, which will be December 31, 2025. As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in this prospectus supplement, we have incorporated only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (1) the market value of our stock held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common stock offered by us	8,394,737 shares of common stock.

Pre-funded warrants offered by us	We are also offering, in lieu of common stock, to investors who so choose, pre-funded warrants to purchase up to 1,780,263 shares of common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.001, which will be the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable for one share of common stock The pre-funded warrants do not expire, and each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. This preliminary prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants. See the section titled “Description of Pre-Funded Warrants” on page S-16 for more information.

Option to purchase additional shares of common stock	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,526,250 shares our common stock.

Common stock to be outstanding immediately after this offering	57,433,467 shares, or 58,959,717 shares if the underwriters exercise in full their option to purchase additional shares, in each case assuming no exercise of any pre-funded warrants offered and sold by us.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $187.8 million, or approximately $216.1 million if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from any exercise of pre-funded warrants.

We currently intend to use the net proceeds from this offering, if any, together with our existing cash, cash equivalents and marketable securities, to fund ongoing research and development activities, including a planned Phase 3 clinical trial of ELVN-001, and for working capital and other general corporate purposes. See the section titled “Use of Proceeds” on page S-18 for more information.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-13 and the “Risk Factors” sections contained in the accompanying prospectus and in the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our subsequent Quarterly Reports on Form 10-Q, for a discussion of factors to consider carefully before making an investment decision.

Nasdaq trading symbol

“ELVN”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or any recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

The number of shares of our common stock to be outstanding after this offering is based on 49,038,730 shares of our common stock outstanding as of March 31, 2025, and excludes:

•	9,762,370 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2025, at a weighted-average exercise price of $15.90 per share;

•	99,660 shares of our common stock issuable upon the exercise of options granted after March 31, 2025, at a weighted-average exercise price of $18.78 per share;

•	96,789 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of March 31, 2025;

•	3,686,176 shares of our common stock reserved for issuance pursuant to future awards under our Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”), as of March 31, 2025;

•	760,168 shares of our common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan (the “ESPP”), as of March 31, 2025; and

•	1,071,505 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of March 31, 2025, with an exercise price of $0.001 per share.

In addition, the number of shares outstanding immediately after this offering does not include shares of common stock that we may offer and sell in the future pursuant to the Open Market Sale AgreementSM with Jefferies LLC (the “Sales Agreement”). After the expiration or waiver of the applicable lock-up period applicable to us and described under the section of this prospectus supplement titled “Underwriting,” we may offer and sell shares of our common stock having an aggregate offering price of up to $200.0 million, of which approximately $40.0 million had been sold as of March 31, 2025.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise or settlement of outstanding options and restricted stock units and no exercise of the pre-funded warrants referred to above;

•	no exercise by the underwriters of their option to purchase additional shares of our common stock from us; and

•	no exercise of the pre-funded warrants that we are offering in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, along with our consolidated financial statements and notes to those consolidated financial statements, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement. If any of these risks actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. See the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Our management team has broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the net proceeds from this offering in ways with which investors disagree.

Our management will have broad discretion over the use of net proceeds from this offering and could spend the net proceeds in ways our stockholders may not agree with or that do not yield a favorable return, if at all. If we do not invest or apply the net proceeds from this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline and could harm our business, financial condition, results of operations, and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. For additional details, see the section titled “Use of Proceeds.”

If you purchase securities in this offering, you will experience immediate and substantial dilution in the book value of your shares.

If you purchase shares of our common stock or pre-funded warrants in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your common stock or the underlying pre-funded warrants purchased in this offering because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. To the extent outstanding options are exercised, restricted stock units vest and settle, outstanding pre-funded warrants are exercised, or we raise additional capital, pursuant to the Sales Agreement or otherwise, you will incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

The pre-funded warrants are not listed on any exchange and we do not intend to list the pre-funded warrants on any exchange.

If you purchase pre-funded warrants, you may be unable to sell such warrants at the prices desired or at all. There is no existing trading market for the pre-funded warrants and there can be no assurance that a liquid market will develop or be maintained for the pre-funded warrants, or that you will be able to sell any of the pre-funded warrants at a particular time (if at all). In addition, we do not intend to apply for listing of the pre-funded warrants on Nasdaq or any other securities exchange or nationally recognized trading system. The liquidity of the trading market in the pre-funded warrants and the sale price, if any, for the pre-funded warrants, may be adversely affected by, among other things: (i) changes in the overall market for the pre-funded warrants; (ii) changes in our financial performance or prospects; (iii) changes or perceived changes in our creditworthiness; (iv) the prospects for companies in the industry generally; (v) the number of holders of the pre-funded warrants; and (vi) the interest of securities dealers in making a market for the pre-funded warrants.

Except for the right to participate in certain dividends and distributions, holders of the pre-funded warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, except that the holder of a pre-funded warrant shall be entitled to participate in certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial owners of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

A holder of the pre-funded warrants will not be entitled to exercise any portion of such pre-funded warrants which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or, at the election of the holder prior to the issuance of such warrant, 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Such percentage may be increased by the holder of the pre-funded warrants to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of ordinary shares that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised his warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to the shares of common stock issuable upon exercise of the pre-funded warrants is available.

We may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

To the extent outstanding stock options are exercised or outstanding pre-funded warrants are exercised, there will be dilution. In addition, in order to raise additional capital, we expect to in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to one or more separate offerings in the future. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

We do not currently intend to pay dividends on our common stock, and, consequently, investors’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. We do not intend to declare or pay any cash dividends on our capital stock in the foreseeable future. As a result, any investment return on our common stock will depend upon increases in the value of our common stock, which is not certain. There is no guarantee that our common stock will appreciate or even maintain the price at which investors have purchased it.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to investors. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants do not expire.

Exercisability

The pre-funded warrants are exercisable at any time on or after their original issuance. The pre-funded warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly signed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of the common stock on the exercise date.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its Attribution Parties (as defined below)) to exceed 4.99% or, at the election of the holder prior to the issuance of such warrant, 9.99% of the number of shares of our common stock that would be issued and outstanding immediately after such exercise. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. For purposes of the foregoing, “Attribution Parties” means, collectively, the following persons and entities with respect to any holder: (i) any direct or indirect affiliates of the holder, (ii) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the holder or any Attribution Parties and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent.

Exchange Listing

There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or any nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any merger, consolidation, reorganization, recapitalization or reclassification of our common stock, the sale, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our capital stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the same amount and kind of securities, cash or property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $187.8 million, or $216.1 million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from any exercise of pre-funded warrants.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to fund ongoing research and development activities, including a planned Phase 3 clinical trial of ELVN-001, and for working capital and other general corporate purposes.

Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We may also use a portion of the proceeds to in-license, acquire or invest in additional businesses, technologies, products or assets. Although we have no specific agreements, commitments or understandings with respect to any in-licensing activity or acquisition, we evaluate these opportunities and engage in related discussions with other companies from time to time.

The net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, may not be sufficient for us to fund our clinical and preclinical programs, and we may need to raise additional capital to achieve our business objectives. Based on the planned use of proceeds described above, we believe that the net proceeds from this offering, together with our current cash, cash equivalents and marketable securities, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into the first half of 2029. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

The amount and timing of our actual expenditures will depend on numerous factors, including the results of our research and development efforts, the timing and outcome of any ongoing or future preclinical studies and clinical trials, the timing and outcome of regulatory submissions and any unforeseen cash needs. As a result, our management will have broad discretion over the use of the proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in short-term, investment grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to holders of our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements and contractual restrictions of then-existing debt instruments, and other factors that our board of directors deems relevant.

DILUTION

If you invest in our common stock or pre-funded warrants in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock or pre-funded warrant and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of March 31, 2025 was approximately $288.3 million, or $5.88 per share of common stock. Historical net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2025.

Without taking into account any other changes in our historical net tangible book value after March 31, 2025, other than to give effect to the issuance and sale of 8,394,737 shares of our common stock in this offering at the public offering price of $19.66 per share, and pre-funded warrants to purchase 1,780,263 shares of common stock at the public offering price of $19.659 per pre-funded warrant (which equals the public offering price of the common stock at which shares of our common stock are being sold to the public in this offering less the $0.001 per share exercise price of each such pre-funded warrant) (excluding shares of common stock issuable upon exercise of the pre-funded warrants, any proceeds which may be received upon exercise of the pre-funded warrants or any resulting accounting associated with the exercise of the pre-funded warrants), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been $476.1 million, or $8.04 per share. This represents an immediate increase of $2.16 in as adjusted net tangible book value per share to existing stockholders and immediate dilution of $11.62 in as adjusted net tangible book value per share to investors participating in this offering. Dilution per share to investors purchasing shares of our common stock or pre-funded warrants in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors purchasing shares of our common stock or pre-funded warrants in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$19.66
Net tangible book value per share as of March 31, 2025	$5.88
Increase in net tangible book value per share attributable to investors purchasing shares of common stock and pre-funded warrants in this offering	$2.16

As adjusted net tangible book value per share after giving effect to this offering		$8.04

Dilution per share to new investors participating in this offering		$11.62

Assuming the pre-funded warrants were immediately and fully exercised, this would result in an as adjusted net tangible book value, after giving effect to this offering and warrant exercise, of $8.04 per share. This represents an increase in net tangible book value of $2.16 per share to existing stockholders and dilution in net tangible book value per share of $11.62 to new investors participating in this offering.

If the underwriters exercise their option to purchase additional shares in full, the dilution in as adjusted net tangible book value per share to investors participating in this offering would be $11.36 per share.

The foregoing table and calculations (other than the historical net tangible book value calculations) are based on 49,038,730 shares of our common stock outstanding as of March 31, 2025 and exclude as of such date:

•	9,762,370 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2025, at a weighted-average exercise price of $15.90 per share;

•	99,660 shares of our common stock issuable upon the exercise of options granted after March 31, 2025, at a weighted-average exercise price of $18.78 per share;

•	96,789 shares of common stock issuable upon the vesting and settlement of restricted stock units granted as of March 31, 2025;

•	3,686,176 shares of our common stock reserved for issuance pursuant to future awards under our 2020 Plan as of March 31, 2025;

•	760,168 shares of our common stock reserved for future issuance under our ESPP as of March 31, 2025; and

•	1,071,505 shares of common stock issuable upon the exercise of pre-funded warrants as of March 31, 2025, with an exercise price of $0.001 per share.

In addition, the number of shares outstanding immediately after this offering does not include shares of common stock that we may offer and sell in the future pursuant to the Sales Agreement. After expiration or waiver of the applicable lock-up period applicable to us and described under the section of this prospectus supplement titled “Underwriting,” we may offer and sell shares of our common stock having an aggregate offering price of up to $200.0 million, of which approximately $40.0 million had been sold as of March 31, 2025.

If any additional shares are issued, including in connection with the exercise of options, the vesting and settlement of restricted stock units, the exercise of outstanding pre-funded warrants or if the underwriters exercise their option to purchase additional shares of our common stock, you may experience further dilution.

The as adjusted information discussed above will be based on the number of shares, the offering price and other terms determined at pricing of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of our common stock and pre-funded warrants acquired in this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-U.S. or U.S. state or local jurisdiction, under U.S. federal gift and estate tax rules nor does it address any aspects of the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, or the Medicare tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	pension plans and tax-qualified retirement plans;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our capital stock and/or pre-funded warrants (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who acquired our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons who hold our common stock or pre-funded warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our common stock or pre-funded warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment);

•	persons who hold common stock or pre-funded warrants that constitute “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

•	persons who acquired our common stock or pre-funded warrants in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock, including, for this purpose, our pre-funded warrants;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; or

•	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock or pre-funded warrants, the tax treatment of a partner or owner in such entity generally will depend on the status of the partner or owner and upon the activities of the entity. A partner or owner in a partnership or other such entity that will hold our common stock or pre-funded warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock or pre-funded warrants through a partnership or other such entity, as applicable.

This discussion is for informational purposes only and is not tax advice. You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock, or pre-funded warrants, arising under the U.S. federal gift or estate tax rules or under the laws of any U.S. state or local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holder and Non-U.S. Holder Defined

For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our common stock or pre-funded warrants that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation, created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock or pre-funded warrants that is not a U.S. holder or a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes).

General Treatment of Pre-Funded Warrants

Although the law in this area is not completely settled, the pre-funded warrants are generally expected to be treated as outstanding stock for U.S. federal income tax purposes. Accordingly, no income, gain or loss should be recognized upon the exercise of a pre-funded warrant except to the extent of cash received in exchange for a fractional share, which will be treated as a sale subject to the rules described below under “Tax Consequences Applicable to U.S. Holders—Gain on Disposition of Common Stock or Pre-Funded Warrants,” and “Tax Consequences Applicable to Non-U.S. Holders—Gain on Disposition of Common Stock or Pre-Funded Warrants,” and the holding period of a pre-funded warrant should carry over to the share of common stock received. The tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise of the pre-funded warrant increased by the exercise price. If you are contemplating the acquisition of pre-funded warrants, you should discuss with your personal tax advisor the consequences of the purchase, ownership and disposition of the pre-funded warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the pre-funded warrants (including potential alternative characterizations). Except where specifically noted below, the following discussion assumes our pre-funded warrants are treated as stock.

Tax Consequences Applicable to U.S. Holders

Distributions

We have never declared or paid cash dividends on our common stock. For the foreseeable future, we intend to retain all of our earnings, if any, to finance the growth and development of our business and, accordingly, we do not intend to pay cash dividends to holders of our common stock. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Tax Consequences Applicable to U.S. Holders—Gain on Disposition of Common Stock or Pre-Funded Warrants.” If you are a non-corporate U.S. holder, and certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to you if you meet certain holding period requirements.

If you are a corporate shareholder, distributions constituting dividends for U.S. federal income tax purposes will generally be eligible for the dividends received deduction, or DRD. No assurance can be given that we will have sufficient earnings and profits (as determined under U.S. federal income tax principles) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

The taxation of a distribution received with respect to a pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. You should consult your tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.

Gain on Disposition of Common Stock or Pre-Funded Warrants

Upon a sale or other taxable disposition of common stock or pre-funded warrants, you generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock or pre-funded warrant. Capital gain or loss will constitute long-term capital gain or loss if your holding period for the common stock or pre-funded warrant exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of our common stock or pre-funded warrants should consult their own tax advisors regarding the tax treatment of such losses.

Certain Adjustments to Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to you of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such adjustment that is treated as a constructive distribution would be treated as a dividend, subject to withholding, to the extent described above under “Tax Consequences Applicable to U.S. Holders—Distributions.” You should consult your tax advisor regarding the proper tax treatment of any such adjustment.

Backup Withholding and Information Reporting

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock or pre-funded warrants and to the proceeds of a sale or other disposition of common stock or pre-funded warrants paid to you unless you are an exempt recipient, such as certain corporations. Backup withholding at a then current rate will apply to those payments if you fail to provide your taxpayer identification number (generally in the form of a properly completed and executed IRS Form W-9), or certification of exempt status, or if you otherwise fail to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Tax Consequences Applicable to Non-U.S. Holders

Distributions

As described above under “Tax Consequences Applicable to U.S. Holders – Distributions,” we do not intend to pay cash dividends to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock, treated as described below in “Tax Consequences Applicable to Non-U.S. Holders—Gain on Disposition of Common Stock or Pre-Funded Warrants.”

Subject to the discussions below on effectively connected income and Foreign Account Tax Compliance Act, or FATCA, any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock or pre-funded warrants eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds our common stock or pre-funded warrants through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such dividends are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA. In order to obtain this exemption, you must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock or pre-funded warrants, including any applicable tax treaties that may provide for different rules.

The taxation of a distribution received with respect to a pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. You should consult your own tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.

Gain on Disposition of Common Stock or Pre-Funded Warrants

Subject to the discussion below regarding backup withholding and FATCA, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock or pre-funded warrants unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our common stock or pre-funded warrants constitute a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as a U.S. real property interest only if you actually (directly or indirectly) or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock. Special rules may apply to non-U.S. holders of pre-funded warrants, who should consult their tax advisors.

If you are a non-U.S. holder described in the first bullet above, you generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax treaties or other agreements that may provide for different rules.

Certain Adjustments to Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to you of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such adjustment that is treated as a constructive distribution would be treated as a dividend, subject to withholding, to the extent described above under “Tax Consequences Applicable to U.S. Holders—Distributions.” You should consult your tax advisor regarding the proper tax treatment of any such adjustment.

Backup Withholding and Information Reporting

Generally, we or the applicable paying agent must report annually to the IRS the amount of distributions paid to you, your name and address, and the amount of tax withheld, if any. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our common stock or pre-funded warrants made to you will generally be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or W-8BEN-E, or W-8ECI or another appropriate version of IRS Form W-8 or you otherwise meet the documentary evidence requirements for establishing that you are not a U.S. person or otherwise establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Provisions of the Code commonly referred to as FATCA, Treasury regulations issued thereunder and official IRS guidance generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion of certain proposed Treasury regulations below, the gross proceeds from a sale or other disposition of our common stock or pre-funded warrants, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption from FATCA withholding. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion of certain proposed Treasury regulations below, the gross proceeds from, a sale or other disposition of our common stock or pre-funded warrants paid to a “non-financial foreign entity” (as specially defined under these rules), unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption.

The withholding obligations under FATCA generally apply to dividends on our common stock or pre-funded warrants and subject to the proposed Treasury regulations described in the next sentence, will apply to the payment of gross proceeds of a sale or other disposition of our common stock or pre-funded warrants. The Treasury Department has released proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) that, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock or pre-funded warrants. The withholding tax on dividends will apply regardless of whether the payment otherwise would be exempt from U.S. non-resident and backup withholding tax, including under the exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock or pre-funded warrants.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or pre-funded warrants, including the consequences of any proposed change in applicable laws.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated June 13, 2025, among us and Jefferies LLC, Goldman Sachs & Co. LLC, TD Securities (USA) LLC, and Mizuho Securities USA LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock and pre-funded warrants shown opposite its name below:

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Jefferies LLC	2,667,008	565,590
Goldman Sachs & Co. LLC	2,667,008	565,590
TD Securities (USA) LLC	1,574,014	333,799
Mizuho Securities USA LLC	874,731	185,503
LifeSci Capital LLC	611,976	129,781

Total	8,394,737	1,780,263

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and pre-funded warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the shares of common stock and pre-funded warrants, that you will be able to sell any of the shares of common stock and pre-funded warrants held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock and pre-funded warrants subject to their acceptance of the shares of common stock and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and pre-funded warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.7078 per share of common stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Per Share			Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Per Pre-Funded Warrant	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$19.66	$19.66	$19.659	$200,038.719.74	$230,044,794.74
Underwriting discounts and commissions paid by us	$1.1796	$1.1796	$1.1796	$12,002,430.00	$13,802,794.50
Proceeds to us, before expenses	$18.4804	$18.4804	$18.4794	$188,036,289.74	$216,242,000.24

The underwriters have also agreed to reimburse us for certain of our expenses incurred in connection with this offering. Taking into account these reimbursements, we estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $216,000.

Pursuant to an agreement we have entered into with BTIG LLC for financial advisory services in connection with this offering, we will pay a customary advisory fee for such services.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “ELVN”.

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on any national securities exchange or nationally recognized trading system.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,526,250 shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We have agreed, subject to specified exceptions, not to directly or indirectly (i) sell, offer to sell, contract to sell or lend any shares of common stock or related securities; effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a 1(b) under the Exchange Act) of any shares of common stock or related securities; (ii) pledge, hypothecate or grant any security interest in any shares of common stock or related securities; (iii) in any other way transfer or dispose of any shares of common stock or related securities; (iv) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of common stock or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (v) announce the offering of any shares of common stock or related securities; (vi) submit or file any registration statement under the Securities Act in respect of any shares of common stock or related securities (other than as contemplated by the underwriting agreement); (vii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding shares of common stock, or (viii) publicly announce the intention to do any of the foregoing. Notwithstanding the foregoing, we may (A) effect the transactions contemplated by the Underwriting Agreement, (B) issue shares of our common stock or options to purchase shares of our common stock, or issue shares of our common stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in this prospectus supplement, (C) sell shares of our common stock pursuant to the Sales Agreement, provided that no sales shall be made until the earlier of the (x) exercise in full by the Underwriters of their option to purchase additional shares of our common stock and (y) 30 days from the date of this prospectus supplement, (D) issue shares of our common stock in connection with bona fide commercial transactions (including joint ventures, commercial relationships or other strategic transactions), provided, that the aggregate number of shares (including related securities, on an as-converted or as-exercised basis, as the case may be) that we may issue pursuant to this clause (D) shall not exceed 5% of the total number of our shares of common stock issued and outstanding as of the date of this prospectus supplement, and (E) the issuance and sale of the securities to be issued under the Underwriting Agreement or exchange of or conversion of any of the securities to be issued under the Underwriting Agreement and/or other securities exercisable or exchangeable for or convertible into shares of our common stock issued and outstanding as of the date of this prospectus supplement.

Our executive officers, directors, and certain of our shareholders (such persons, the “lock-up parties”) have agreed, subject to specified exceptions, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of common stock or related securities, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the lock-up party or someone other than the lock-up party), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of common stock or related securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery shares of common stock or other securities, in cash or otherwise, or (iii) publicly announce the intention or cause any action or activity described in clauses (i) and (ii) above.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements do not apply, subject in certain cases to various conditions, to certain transactions, including, (i) as a bona fide gift or gifts, including without limitation to a charitable organization or educational institution, or for bona fide estate planning purposes, (ii) to any member of the lock-up party’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iii) by will, other testamentary document or the laws of intestate succession, (iv) if the lock-up party is not one of our officers or directors, in connection with a sale of the lock-up party’s securities acquired in this offering or in open market transactions, (v) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, member, partner, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition by the lock-up party to its or its affiliates’ directors, officers, employees, managers, managing members, members, stockholders, partners, beneficiaries (or the estates thereof) or other equity holders, (vi) to us in connection with the vesting, settlement, or exercise of stock options or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of the exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such stock options or other rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such stock options or other rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement, (vii) to us in connection with any contractual arrangement described in this prospectus supplement and in effect on the date of this prospectus supplement that provides for the repurchase of the lock-up party’s securities by us in connection with the termination of the lock-up party’s service to us, (viii) to a nominee or custodian of a person or entity to whom a Transfer (as defined in the lock-up agreement) would be permissible under (i), (ii), (iii) or (v) above, (ix) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock on substantially the same terms for holders of a majority of the voting power of our outstanding shares of capital stock involving a Change of Control (as defined in the lock-up agreement), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s securities shall remain subject to the provisions of the lock-up agreement, (x) in connection with sales made pursuant to a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act and was in effect prior to the date of the lock-up agreement, (xi) by operation of law, including pursuant to orders of a court, a qualified domestic order or in connection with a divorce settlement, or (xii) with the prior written consent of Jefferies LLC, Goldman Sachs & Co. LLC, and TD Securities (USA) LLC on behalf of the underwriters.

The restrictions above terminate after the close of trading of the common stock on and including the 60th day after the date of this prospectus supplement.

Jefferies LLC, Goldman Sachs & Co. LLC, and TD Securities (USA) LLC may, in their sole discretion and at any time or from time to time before the termination of the 60-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares of common stock prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares of common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares of common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which they may purchase shares of common stock through the option to purchase additional shares of common stock.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares of common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our shares of common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock and pre-funded warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Jefferies LLC is sales agent under the Sales Agreement.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is

only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

(a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c)	a person associated with the Company under Section 708(12) of the Corporations Act; or

(d)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares of common stock or pre-funded warrants issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those shares of common stock or pre-funded warrants being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of common stock or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock or pre-funded warrants shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares of common stock or pre-funded warrants in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock or pre-funded warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares of common stock or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock or pre-funded warrants which has been approved by the Financial Conduct Authority, except that the shares of common stock or pre-funded warrants may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares of common stock or pre-funded warrants shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock or pre-funded warrants in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock or pre-funded warrants and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

Resale Restrictions

The distribution of shares of common stock and pre-funded warrants in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these shares of common stock or pre-funded warrants are made. Any resale of the shares of common stock and pre-funded warrants in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares of common stock or pre-funded warrants.

Representations of Canadian Purchasers

By purchasing shares of common stock and pre-funded warrants in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the shares of common stock and pre-funded warrants without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these shares of common stock or pre-funded warrants in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares of common stock or pre-funded warrants should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of common stock or pre-funded warrants in their particular circumstances and about the eligibility of the shares of common stock or pre-funded warrants for investment by the purchaser under relevant Canadian legislation.

Language of Documents

The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the shares of common stock or pre-funded warrants described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.

Hong Kong

No shares of common stock or pre-funded warrants have been offered or sold, and no shares of common stock or pre-funded warrants may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares of common stock or pre-funded warrants has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares of common stock or pre-funded warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the shares of common stock or pre-funded warrants may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares of common stock or pre-funded warrants will be required, and is deemed by the acquisition of the shares of common stock or pre-funded warrants, to confirm that he is aware of the restriction on offers of the shares of common stock or pre-funded warrants described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any shares of common stock or pre-funded warrants in circumstances that contravene any such restrictions.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares of common stock or pre-funded warrants is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock or pre-funded warrants may not be circulated or distributed, nor may the shares of common stock or pre-funded warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock and pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock or pre-funded warrants pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any shares of common stock or pre-funded warrants, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The shares of common stock or pre-funded warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares of common stock or pre-funded warrants or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the shares of common stock or pre-funded warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares of common stock or pre-funded warrants will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the shares of common stock or pre-funded warrants has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of common stock or pre-funded warrants.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Boulder, Colorado. Investment funds associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, hold an aggregate of 31,070 shares of Common Stock, which represent less than 1% of our outstanding shares of Common Stock. The underwriters are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements of Enliven Therapeutics, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to Enliven Therapeutics, Inc.’s annual report on Form 10-K for the year ended December 31, 2024 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.enliventherapeutics.com where these materials are available. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The form of pre-funded warrant and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 13, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 14, 2025;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 28, 2025;

•	our Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on June 13, 2025; and

•

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, as filed on March 9, 2020, including any amendment or report filed for the purpose of updating such description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of our securities to which this prospectus supplement relates will automatically be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Each person, including any beneficial owner, to whom a prospectus is delivered, can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Enliven Therapeutics, Inc.

6200 Lookout Road

Boulder, Colorado 80301

Attn: Investor Relations

720-647-8519

The information accessible through any website referred to in this prospectus supplement or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus supplement.

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $400.0 million.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ELVN”.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 6 of this prospectus and “Item 1A—Risk Factors” of our most recent report on Form 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $400.0 million.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Unless the context indicates otherwise, references in this prospectus to “Enliven Therapeutics, Inc.,” “Enliven,” “we,” “our” and “us” refer, collectively, to Enliven Therapeutics, Inc., a Delaware corporation.

Company Overview

We are a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule inhibitors to help patients with cancer not only live longer, but better. We aim to address existing and emerging unmet needs with a precision oncology approach that improves survival and enhances overall patient well-being. Our discovery process combines deep insights in clinically validated biological targets and differentiated chemistry with the goal of designing therapies for unmet needs. By combining clinically validated targets and specific target product profiles with disciplined clinical trial design and regulatory strategy, we aim to develop drugs with an increased probability of clinical and commercial success. Clinically validated targets refers to biological targets that have demonstrated statistical significance on efficacy endpoints in published third-party clinical trials which we believe supports the development of our product candidates by increasing our probability of success. We have assembled a team of seasoned drug hunters with significant expertise in discovery and development of small molecule kinase inhibitors. Our team includes leading chemists who have been the primary or co-inventor of over 20 product candidates that have been advanced to clinical trials, including four U.S. Food and Drug Administration (“FDA”) approved products: Koselugo (selumetinib), Mektovi (binimetinib), Tukysa (tucatinib), and Retevmo (selpercatinib). We are currently advancing two parallel lead product candidates, ELVN-001 and ELVN-002, as well as pursuing several additional research stage opportunities that align with our development approach.

The following table summarizes our product candidate pipeline:

Our first product candidate, ELVN-001, is a potent, highly selective, small molecule kinase inhibitor designed to specifically target the breakpoint cluster region – Abelson (“BCR-ABL”) gene fusion, the oncogenic driver for patients with Chronic Myeloid Leukemia (“CML”). Although the approval of BCR-ABL tyrosine kinase inhibitors (“TKIs”) has improved the life expectancy of patients with CML significantly, tolerability, safety, resistance and patient convenience concerns have become more prominent as patients can now expect to live on therapy for decades. Achieving this survival benefit requires continuous daily therapy, and all available TKIs have off-target activity resulting in treatment related adverse events and drug discontinuation due to intolerance or resistance. These issues can result in the loss of molecular response and disease progression for many patients and drive approximately 20% of patients to switch therapy within the first year and approximately 40% to switch in the first 5 years. These factors, prolonged treatment course, off-target toxicities, and acquired resistance, explain why the global market for CML supports multiple blockbuster products, exceeding $6.0 billion of sales in 2021, and why there remains significant unmet need for an effective and more tolerable treatment. In our preclinical studies, ELVN-001 has demonstrated improved kinome selectivity, tolerability and robust tumor growth inhibition when compared to certain leading and investigational therapies. In addition, ELVN-001 was highly active against the T315I mutation, which confers resistance to nearly all approved TKIs. Given ELVN-001’s mechanism of action, it potentially represents a complementary option to allosteric BCR-ABL inhibitors, which may play an increasingly important role in the standard of care for CML. Importantly, ELVN-001 was designed to be a more attractive option for patients with comorbidities, on concomitant medications or desiring more freedom from stringent administration requirements. ELVN-001 is currently being evaluated in a Phase 1 clinical trial in adults with CML, and we plan to present Phase 1a safety and efficacy data in 2024.

Our second product candidate, ELVN-002, is a potent, selective and irreversible human epidermal growth factor receptor 2 (“HER2”) inhibitor with activity against various HER2 mutations, including Exon 20 insertion mutations (“E20IMs”) in non-small cell lung cancer (“NSCLC”). While up to 3% of patients with NSCLC harbor HER2 E20IMs, currently there are no FDA-approved small molecules that specifically address these mutations. The current investigational TKIs targeting this population that have reported clinical data are all dual epidermal growth factor receptor (“EGFR”) and HER2 inhibitors, and are dose limited by EGFR-related toxicities. ELVN-002 is designed to inhibit HER2 and key mutations of HER2, while sparing wild-type EGFR and avoiding EGFR-related toxicities. We believe that if ELVN-002 achieves this profile, it will be able to achieve an improved therapeutic index compared to current approved and investigational TKIs as well as provide a meaningful therapeutic option to patients with brain metastases, a key mechanism of resistance to current therapies in patients with NSCLC and other HER2 driven diseases. While the initial focus for this program is for HER2 mutant NSCLC, we intend to expand the opportunity to patients with other HER2 mutations as well as HER2 amplified or overexpressing tumors including breast, colorectal, and gastric cancers. ELVN-002 has demonstrated robust activity in preclinical models, including an intracranial model, at well-tolerated doses. ELVN-002 is currently being evaluated in a Phase 1 clinical trial in people with cancers harboring an abnormal HER2 gene. We expect to share initial safety and efficacy data from the Phase 1a study in 2024.

Over the last several years, it has become increasingly clear that cancers developing in various sites throughout the body often share the same genomic alterations. More specifically, research and clinical data suggest that some tumors are primarily or exclusively dependent on aberrantly activated enzymes, including kinases for their proliferation and survival. Kinases are cellular enzymes that regulate the biological activity of proteins through a process known as phosphorylation and represent one of the largest classes of oncogenic drivers when aberrantly mutated or expressed in the cell. Kinase inhibition is a proven approach to fighting cancer and for nearly two decades has effectively addressed an increasing number of oncology indications, which translated into $69 billion of worldwide sales in 2021 and is estimated to grow to more than $107 billion by 2028. However, despite the advancement of precision medicine in oncology, a significant unmet need remains for the majority of cancer patients for whom no targeted therapies exist or whose cancer has developed resistance to currently available targeted treatments.

We believe that the fundamental change in the development of targeted kinase inhibitor therapies in unison with our development approach, rooted in validated biology and differentiated chemistry, represents a unique opportunity to provide cancer patients with medicines offering improved therapeutic profiles. To capitalize on this opportunity, we are currently pursuing several additional research stage programs. We are in the process of screening and optimizing the chemistry for multiple programs and recently nominated our third product candidate.

Corporate Information

Enliven Inc. (formerly, Enliven Therapeutics, Inc.) (“Former Enliven”) was incorporated in the State of Delaware in June 2019. On February 23, 2023, we completed our business combination with Former Enliven in accordance with the terms of the Agreement and Plan of Merger, dated October 13, 2022 (the “Merger Agreement”), by and among us, Former Enliven, and Iguana Merger Sub, Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Former Enliven, with Former Enliven continuing as a wholly owned subsidiary of us and the surviving corporation of the merger (the “Merger”). In connection with the closing of the Merger, we effected a 1-for-4 reverse stock split (the “Reverse Stock Split”) and changed our name to Enliven Therapeutics, Inc. Following the completion of the Merger, the business conducted by Former Enliven became the primary business conducted by us.

Our principal executive offices are located at 6200 Lookout Road, Boulder, Colorado 80301. Our telephone number is 720-647-8519. Our website address is www.enliventherapeutics.com. Information contained on, or that can be accessed through, our website or any website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus unless expressly noted.

We may announce material information to the public through filings with the SEC, our website (www.enliventherapeutics.com), press releases, public conference calls, and public webcasts. We use these channels, as well as social media, to communicate with the public about us, our product candidates and other matters. We also make available on or through our website certain reports and amendments to those reports that we file with or furnish to the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These include our Annual Reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The SEC also maintains a website that contains our SEC filings. The address for the SEC website is www.sec.gov.

The Securities that may be Offered

We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $400.0 million. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Depositary Shares

We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Selected Financial Data

The following selected financial data has been derived from our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on February 10, 2023 and our Current Report on Form 8-K/A filed with the SEC on March 21, 2023. Our historical results are not indicative of the results that may be expected in the future.

AS REPORTED (in thousands, except per share amounts):

	ENLIVEN THERAPEUTICS, INC. (FORMERLY, IMARA INC.)		ENLIVEN INC. (FORMERLY, ENLIVEN THERAPEUTICS, INC.)
	YEAR ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2022	2021	2022	2021
Net income (loss)	$1,488	$(51,384)	$(37,662)	$(24,740)
Net income (loss) per share, basic and diluted	$0.06	$(2.37)	$(3.56)	$(3.17)
Weighted-average shares outstanding, basic	26,287	21,661	10,587	7,815
Weighted-average shares outstanding, diluted	26,386	21,661	10,587	7,815
Shares of common stock issued and outstanding at year end	26,287	26,287	12,098	11,640

AS ADJUSTED FOR THE REVERSE STOCK SPLIT OR EXCHANGE RATIO, AS APPLICABLE (in thousands, except per share amounts):

	ENLIVEN THERAPEUTICS, INC. (FORMERLY, IMARA INC.)		ENLIVEN INC. (FORMERLY, ENLIVEN THERAPEUTICS, INC.)
	YEAR ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2022	2021	2022	2021
Net income (loss)	$1,488	$(51,384)	$(37,662)	$(24,740)
Net income (loss) per share, basic and diluted	$0.23	$(9.49)	$(12.05)	$(10.73)
Weighted-average shares outstanding, basic	6,572	5,415	3,124	2,306
Weighted-average shares outstanding, diluted	6,597	5,415	3,124	2,306
Shares of common stock issued and outstanding at year end	6,572	6,572	3,570	3,435

The as adjusted Enliven Therapeutics, Inc. (formerly, Imara Inc.) net income (loss) per share, basic and diluted, weighted-average shares outstanding, basic and diluted, and shares of common stock issued and outstanding at year end are presented to reflect the Reverse Stock Split. The as adjusted Enliven Inc. (formerly, Enliven Therapeutics, Inc.) net loss per share, basic and diluted, weighted-average shares outstanding, basic and diluted, and shares of common stock issued and outstanding at year end are presented to reflect the exchange ratio of approximately 0.2951 shares of common stock (after giving effect to the Reverse Stock Split), under the terms of the Merger Agreement.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in “Part II-Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See “Where You Can Find More Information” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including risks and uncertainties described in our current and future filings with the SEC.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Pending our use of the net proceeds from the sale of our securities, we intend to invest the net proceeds in short- and intermediate-term, investment grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our securities registered under Section 12 of the Exchange Act is intended as a summary only and therefore is not a complete description. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, our amended and restated bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”). You should read our restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC for the provisions that are important to you.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, all of which preferred stock is undesignated. Our common stock is registered under Section 12(b) of the Exchange Act.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Any matters other than the election of directors to be voted upon by the stockholders at a meeting are decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter, except when a different vote is required by law, our restated certificate of incorporation or our amended and restated bylaws.

Dividends. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend or other rights of any outstanding preferred stock.

Liquidation, Dissolution and Winding Up. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to any preferential or other rights of any outstanding preferred stock.

Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of “blank check” preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, repurchase restrictions, sinking fund provisions, restrictions on transfer, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.

Provisions of Our Restated Certificate of Incorporation and Amended and Restated Bylaws and the DGCL That May Have Anti-Takeover Effects

Board of Directors; Removal of Directors. Our restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our restated certificate of incorporation and our amended and restated bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our restated certificate of incorporation and amended and restated bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our restated certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated certificate of incorporation and our amended and restated bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our board of directors. In addition, our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our common stock because even if the third party acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.

Super-Majority Voting. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our restated certificate of incorporation described above.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Exclusive Forum Selection. Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of proceedings: (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim arising pursuant to any provision of our restated certificate of incorporation or amended and restated bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. Although our restated certificate of incorporation contains the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “ELVN”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall St., Canton, MA 02021.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

∎	the title and ranking of the debt securities (including the terms of any subordination provisions);

∎	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

∎	any limit upon the aggregate principal amount of the debt securities;

∎	the date or dates on which the principal of the securities of the series is payable;

∎

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

∎

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

∎	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

∎

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

∎

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

∎	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

∎	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

∎	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

∎

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

∎	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

∎

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

∎

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

∎	any provisions relating to any security provided for the debt securities;

∎

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

∎	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

∎	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

∎

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

∎	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

∎

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

∎	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

∎

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

∎	default in the payment of principal of any security of that series at its maturity;

∎

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

∎	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

∎	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

∎	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

∎

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

∎	to cure any ambiguity, defect or inconsistency;

∎	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

∎	to provide for uncertificated securities in addition to or in place of certificated securities;

∎	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

∎	to surrender any of our rights or powers under the indenture;

∎	to add covenants or events of default for the benefit of the holders of debt securities of any series;

∎	to comply with the applicable procedures of the applicable depositary;

∎	to make any change that does not adversely affect the rights of any holder of debt securities;

∎	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

∎

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

∎	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

∎	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

∎	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

∎

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

∎	reduce the principal amount of discount securities payable upon acceleration of maturity;

∎

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

∎	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

∎

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

∎	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

∎

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

∎	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

∎

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

∎	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

∎	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

∎

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

∎	all outstanding depositary shares have been redeemed; or

∎	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. A warrant is a security that gives the holder the right, upon exercise of the warrant, to purchase, for a specified exercise period, a specified number of shares of our equity securities at a specified exercise price per share which is subject to adjustment upon the occurrence of specified events. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

∎	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

∎	the currency or currency units in which the offering price, if any, and the exercise price are payable;

∎

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

∎	the amount of warrants or rights outstanding;

∎	whether the warrants are to be sold separately or with other securities as parts of units;

∎

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

∎	any applicable material U.S. federal income tax consequences;

∎	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

∎	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

∎	the designation and terms of any equity securities purchasable upon exercise of the warrants;

∎	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

∎

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

∎	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

∎

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

∎	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

∎	information with respect to book-entry procedures, if any;

∎	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

∎	any redemption or call provisions; and

∎	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

∎	the price, if any, for the subscription rights;

∎

the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

∎	the number of subscription rights to be issued to each stockholder;

∎

the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

∎	the extent to which the subscription rights are transferable;

∎	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange, transfer and exercise of the subscription rights;

∎	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

∎

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

∎	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

∎	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

∎

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

∎	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

∎	any provisions relating to any security provided for the purchase contracts;

∎

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

∎	whether the purchase contracts are to be prepaid or not;

∎	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

∎	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

∎	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

∎	whether the purchase contracts will be issued in fully registered or global form; and

∎	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

∎	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

∎	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

∎	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

∎	through underwriters;

∎	through dealers;

∎	through agents;

∎	directly to purchasers; or

∎	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

∎	at a fixed price or prices that may be changed from time to time;

∎	at market prices prevailing at the time of sale;

∎	at prices related to such prevailing market prices; or

∎	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

∎	the name of the agent or any underwriters;

∎	the public offering or purchase price;

∎	if applicable, the names of any selling securityholders;

∎	any discounts and commissions to be allowed or paid to the agent or underwriters;

∎	all other items constituting underwriting compensation;

∎	any discounts and commissions to be allowed or paid to dealers; and

∎	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

∎

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

∎	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Boulder, CO. Investment funds associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, hold an aggregate of 31,070 shares of Common Stock, which represent less than 1% of the Registrant’s outstanding shares of Common Stock.

EXPERTS

The consolidated financial statements of Enliven Therapeutics, Inc. (formerly known as IMARA Inc.) appearing in IMARA Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The financial statements of Enliven Inc. (formerly Enliven Therapeutics, Inc.) as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in the Company’s Current Form 8-K dated June 23, 2023 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.enliventherapeutics.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

∎	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 10, 2023;

∎	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 11, 2023;

∎	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 28, 2023;

∎

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February  13, 2023, February 22, 2023, March  1, 2023 (as subsequently amended on March  21, 2023) and June 23, 2023; and

∎

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, as filed on March 9, 2020, including any amendment or report filed for the purpose of updating such description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Each person, including any beneficial owner, to whom a prospectus is delivered, can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Enliven Therapeutics, Inc.

6200 Lookout Road

Boulder, Colorado 80301

Attn: Investor Relations

720-647-8519

8,394,737 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,780,263 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies	Goldman Sachs & Co. LLC	TD Cowen	Mizuho

Lead Manager

LifeSci Capital

June 13, 2025